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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49012) pertaining to the 1992 Stock Option Plan, 2000 Equity Incentive Plan, 2000 Non Employee Directors' Stock Option Plan and the 2000 Employee Stock Purchase Plan, of our report dated January 24, 2002 with respect to the financial statements and schedule of Endwave Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-75798) of Endwave Corporation and in the related Prospectus of our report dated January 24, 2002, with respect to the financial statements and schedule of Endwave Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                              /s/ Ernst & Young LLP

Palo Alto, California
March 26, 2002